UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

≅   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

≅   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

≅   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

≅   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01       Entry into a Material Definitive Agreement

On September 8, 2006, the Strategic Financial Alternatives Committee of the Board of Directors (the "Special Committee") of Seitel, Inc., a Delaware corporation (the "Company"), approved the Seitel, Inc. Retention Bonus Program for Key Employees (the "Program").  The Program is intended to retain certain key employees of the Company and ensure that the Company will have the undistracted attention of these employees notwithstanding the possibility of the occurrence of a change in control of the Company.  Subject to the limitations contained therein, the Program generally provides for cash bonuses for eight key executives of the Company payable in two installments, the first payment becoming due upon the occurrence of a change in control of the Company (as defined in the Program) and the second payment becoming due one year after the occurrence of a change in control of the Company.  The Program terminates one year after its effective date if no change in control has occurred by that date.  A copy of the Program is attached hereto as Exhibit 10.1.

On September 8, 2006, the Special Committee approved amendments to the employment agreements for each of Messrs. Kevin P. Callaghan and William Restrepo.  Prior to this amendment, each such agreement reduced any payment under such agreement by the Company to the employee to the extent such payment would not be deductible as an expense by the Company for federal income tax purposes.  Each of these agreements has been amended to remove such a limitation.  Copies of the amendments to the employment agreements for Kevin P. Callaghan and William Restrepo are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively.

Section 8 - Other Events

Item 8.01.       Other Events.

As previously disclosed, the Special Committee has been authorized and directed by the Board of Directors of the Company to consider the proposal from ValueAct Capital Master Fund, L.P. ("ValueAct Capital") to acquire all of the outstanding shares of Seitel, Inc. not already owned by ValueAct Capital at a price of $3.65 per share in cash.  The Special Committee has initiated a process through its financial advisor, William Blair & Company, to seek alternative proposals from other parties and to review and evaluate other strategic alternatives.  There can be no assurance that any agreement on financial and other terms satisfactory to the Special Committee will result from the committee's evaluation of the proposal by ValueAct Capital, or that any proposals will be received from other parties, or that any other strategic alternative will be developed and completed.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

           (a)       Not applicable.

           (b)       Not applicable.

(c)       Exhibits.

Exhibit 10.1    Seitel, Inc. Retention Bonus Program for Key Employees dated September 8, 2006

Exhibit 10.2    Second Amendment to the Employment Agreement of Kevin P. Callaghan dated September 8, 2006

Exhibit 10.3    Second Amendment to the Employment Agreement of William Restrepo dated September 8, 2006

[signature on following page]

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 11, 2006                                                                        SEITEL, INC.

                                                                                                          By:  /s/ Robert D. Monson

                                                                                                          Robert D. Monson

                                                                                                          President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.       Description

10.1                 Seitel, Inc. Retention Bonus Program for Key Employees dated September 8, 2006

10.2                 Second Amendment to the Employment Agreement of Kevin P. Callaghan dated September 8, 2006

10.3                 Second Amendment to the Employment Agreement of William Restrepo dated September 8, 2006